EXHIBIT 10.8

                                PROMISSORY NOTE
                                ---------------

$1,500,000.00                                                     Houston, Texas
                                                                  March 20, 2003

     FOR VALUE RECEIVED, ONSITE TECHNOLOGY L.L.C., an Oklahoma limited liability company, ENVIRONMENTAL SAFEGUARDS, INC., a Nevada corporation, and NATIONAL FUEL & ENERGY, INC., a Wyoming corporation, each with its principal office and chief executive office at 2600 South Loop West, Suite 645, Houston, Texas 77054 (collectively, "MAKERS" and individually, a "MAKER"), jointly and severally and unconditionally promise to pay to the order of RINECO recycling, LLC, an Arkansas limited liability company ("PAYEE"), at its office at 629 Vulcan Road, Haskell, Arkansas 72015, or such other place as the holder of this Note may from time to time designate, the principal sum of ONE MILLION, FIVE HUNDRED THOUSAND AND NO/100s DOLLARS (51,500,000.00), together with interest thereon from the date or dates of disbursement of advances hereunder at the rate of twelve percent (12.0%) per annum. After maturity, this Note shall bear interest at the maximum rate permitted by applicable law. Interest shall be computed on the basis of 360 days, but applied to the actual number of days elapsed. All payments hereunder shall be payable in lawful money of the United States which shall be legal tender for public and private debts at the time of payment. All past due principal and interest shall bear interest at the maximum rate permitted by applicable law to be charged for past due principal and interest. Said sums shall be due and payable as follows:

             In quarterly installments of principal in the amount of $75,000.00 each, plus accrued and unpaid interest on the unpaid principal balance hereof, such equal quarterly installments of principal, plus accrued and unpaid interest, to be due and payable beginning August 31, 2003, and on the last day of each November, February, May and August thereafter until May 31,2008, at which time the entire unpaid principal of, together with all accrued and unpaid interest on, this instrument shall be due and payable in full.

     This Note is executed in connection with and arises out of a Commitment Letter (herein so called) dated March 6, 2003 executed by and between Makers and Payee, and is entitled to the benefits thereof, including all collateral security provided for therein or in connection therewith, and is secured by a Security Agreement (herein so called) of even date herewith granting and giving Payee a security interest in three (3) Indirect Thermal Desorption Units more particularly described therein.

     In the event of default in the payment of any installment of principal or interest due hereunder, or any pan thereof, as and when same becomes due, and if such default continues uncured for a period of ten (10) days, or upon the occurrence of any other Event of Default under the Commitment Letter or Security Agreement, then in any such event the entire unpaid principal


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PROMISSORY  NOTE
($1,500,000.00)
Page  2
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balance  hereof,  together  with  all  accrued interest, shall, at the option of
Payee, become at once due and payable upon notice thereof to Makers in accordance with Payee policy for notice of payment defaults.

     Makers shall have the privilege of prepaying this instrument, in part or in whole, at any time without premium or penalty; provided, no partial prepayment shall operate to postpone, delay or diminish the next regularly scheduled installment.

     If this obligation, after default, is placed in the hands of an attorney for collection, Makers and any and all .other persons now or hereafter liable hereon will be obligated to pay the holder hereof an additional sum, as a reasonable attorney's fee, not to exceed ten percent (10%) of the unpaid principal plus all accrued interest.

     Makers shall pay to Payee a late charge for any installment not received by the Payee when due in the amount of ONE HUNDRED AND NO/100s DOLLARS ($100.00); such late charge shall apply separately to each installment past due, but shall only be assessed once as to each late payment. Makers stipulate and agree that any such late charge(s) shall not be deemed to be additional interest, but shall be an assessment to induce timely performance of the terms of this Note.

     If any payment of principal or interest due under this Note shall become due on a Saturday, Sunday or public holiday under the laws of the State of Arkansas on which Payee is not open for business, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in computing interest in connection with such payment.

     Notwithstanding any provisions to the contrary contained in this Note or in any agreement securing or relating to the debt evidenced hereby, it is expressly provided that in no case or event whatsoever shall the aggregate of (i) all interest on the unpaid balance hereof, accrued or paid from the date hereof and
(ii) the aggregate of any other amounts accrued or paid pursuant hereto or to any such other agreement, which under applicable laws are or maybe deemed to constitute interest, ever exceed the maximum rate of interest which could lawfully be contracted for, charged or received on the unpaid principal balance hereof plus any other pertinent indebtedness. In this connection, it is expressly stipulated and agreed that it is the intent of Makers and Payee to contract in strict compliance with the applicable usury laws from time to time in effect. In furtherance thereof, none of the terms of this Note or any related agreement shall ever be construed to create a contract to pay, as consideration for the use, forbearance or detention of money, interest at a rate in excess of the maximum rate permitted to be contracted for, charged or received by applicable law. If under any circumstances the aggregate amounts paid hereon for any reason include amounts which by law are deemed interest which exceed or would exceed the maximum amount of interest which could lawfully have been contracted for, charged or received, Makers stipulate that such amounts will be deemed to have been paid as a result of an error on the part of both Makers and Payee, and the party


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PROMISSORY  NOTE
($1,500,000.00)
Page3
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receiving  such  excess  payment  shall,  promptly  upon receiving such payment, refund the amount of such excess or, at Payee's option, if there is an unpaid principal balance of this Note, credit such excess against the unpaid principal balance hereof. In addition, all sums paid or agreed to be paid to the holder hereof for the use, forbearance or detention of money shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of the indebtedness represented hereby, in the manner provided by law to the end that the actual rate of interest hereon shall never exceed the applicable maximum rate. If any term or provision of this Note or of any related agreement under any circumstances would require the payment of an amount for the use, forbearance, or detention of money which, in addition to all other amounts theretofore paid and constituting interest under the applicable law, would exceed the maximum rate of interest which could lawfully be charged under such circumstances, then the amount which Makers or any other person liable therefor is obligated to pay in such circumstances, but only in such circumstances, is hereby automatically reduced to the maximum amount which could lawfully be charged under applicable law. THE MAXIMUM LAWFUL RATE OF INTEREST APPLICABLE HERETO SHALL BE THE HIGHEST OF (i) THE MAXIMUM RATE PROVIDED BY THE LAWS OF THE STATE OF TEXAS FOR LOANS OF THE TYPE EVIDENCED HEREBY AND BY THE INSTRUMENTS SECURING THE INDEBTEDNESS EVIDENCED HEREBY, OR (ii) THE MAXIMUM RATE PROVIDED IN APPLICABLE FEDERAL LAW WHICH PREEMPTS, OR PROVIDES AN ALTERNATIVE OR ALTERNATIVES TO, OTHERWISE APPLICABLE STATE LAW, OR (iii) THE MAXIMUM RATE PROVIDED IN ANY SUBSEQUENTLY ENACTED LAW OF THE STATE OF TEXAS IN EFFECT AT THE TIME OF ANY RENEWAL, EXTENSION OR MODIFICATION HEREOF. TO THE EXTENT THAT OTHERWISE APPLICABLE STATE LAW IS PREEMPTED BY A FEDERAL LAW WHICH DOES NOT LIMIT THE RATE OF INTEREST WHICH MAY BE CHARGED, THIS PARAGRAPH SHALL BE INAPPLICABLE. The provisions of this Paragraph shall control all other provisions hereof and of all agreements, whether now or hereafter existing and whether written or oral, between Makers and Payee or between the Payee and any other person liable hereon. In connection with this Paragraph, Makers acknowledge and represent to Payee that the proceeds of the Loan evidenced hereby are and shall be used solely for a business purpose.

     The records of Payee or any holder of this Note shall be conclusive evidence of the amounts owing under this Note in the absence of manifest error.

     Whenever used herein, the words "Makers" and "Payee" shall be deemed to include their respective successors and assigns.

     Makers hereby waive presentment, protest, demand, diligence, notice of dishonor and of nonpayment and waive, relinquish and renounce all rights to the benefits of any statute of limitations and any moratorium, appraisement, exemption and homestead now provided or which may hereafter be provided by any federal or state statute, including, but not limited to, exemptions provided by or allowed under the United States Bankruptcy Code, 11 U.S.C. 101 et seq., as
                                                                     -- ---
now enacted or hereafter amended, both as to themselves and as to all of their respective properties, whether real or personal,


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PROMISSORY  NOTE
($1,500,000.00)
PAGE  4
-------------------

against the enforcement and collection of the obligations evidenced by this Note and any and all extensions, renewals, modifications, replacements and substitutions hereof.

     With respect to any claim arising out of this instrument, Makers irrevocably submit to the non-exclusive jurisdiction of the courts of the State of Arkansas, and the United States District Court located in the City of Little Rock, Pulaski County, Arkansas, and Makers hereby also irrevocably waive any objection which they may have at any time to the laying of venue of any suit, action or proceeding arising out of or relating to this instrument brought in any such court. Makers hereby further irrevocably waive any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum, and irrevocably waive the right to object, with respect to such claim, suit, action or proceeding brought in any such court, that such court does not have jurisdiction over such party.

     This instrument has been executed in and shall be governed by and construed under the substantive laws of the State of Texas and by applicable federal laws.


ONSITE  TECHNOLOGY  L.L.C.,                  ENVIRONMENTAL  SAFEGUARDS,  INC.,
an Oklahoma limited liability company        a Nevada corporation

By:  /s/  James S. Percell                   By:  /s/  James S. Percell
   ---------------------------------            --------------------------------

Name:     James  S.  Percell                 Name:     James  S.  Percell

Title:    President                          Title:    President


NATIONAL  FUEL  &  ENERGY,  INC.,
a  Wyoming  corporation

By:  /s/  James S. Percell
   ---------------------------------

Name:     James  S.  Percell

Title:    President


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